UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2024
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2024, the board of directors (the “Board”) of Arch Capital Group Ltd. (the “Company”) appointed David Gansberg and Maamoun Rajeh as Presidents of the Company, effective immediately.
Mr. Gansberg, 51, has served as the Chief Executive Officer of the Company’s Global Mortgage Group since March 2019. From February 2013 through February 2019, he was the President and Chief Executive Officer of Arch Mortgage Insurance Company. From July 2007 to February 2013, Mr. Gansberg was Executive Vice President and a director at Arch Re (U.S.). Prior to that, he held various underwriting, operational and strategic roles at Arch Re Bermuda and Arch Capital Services LLC, where he joined in December 2001. Prior to joining Arch, Mr. Gansberg held various positions with ACE Bermuda and Cigna Property and Casualty. He holds a B.S. in Actuarial Mathematics from the University of Michigan.
Mr. Rajeh, 54, has served as the Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group since October 2017. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. Most recently, he was President and Chief Executive Officer of Arch Reinsurance Europe Underwriting Designated Activity Company from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.
Aside from transactions previously disclosed by the Company in its definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2024, neither Mr. Gansberg nor Mr. Rajeh has been involved in any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. Gansberg or Mr. Rajeh and any other person pursuant to which either individual was selected as President. There are also no family relationships between either Mr. Gansberg or Mr. Rajeh and any other director or executive officer of the Company.
In connection with the appointments of Messrs. Gansberg and Rajeh as Presidents of the Company, the Company entered into (i) an amendment to the Employment Agreement dated as of October 1, 2019 between the Company and Mr. Gansberg; and (ii) an amendment to the Employment Agreement dated as of September 19, 2017 between the Company and Mr. Rajeh (the “Employment Agreement Amendments”). Pursuant to the Employment Agreement Amendments, Messrs. Gansberg and Rajeh’s base salaries will each be $900,000 per annum and their annual target bonuses will each be 185% of their base salary for the applicable year.
The foregoing description of the Employment Agreement Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement Amendments (filed as Exhibits 10.1 and 10.2 hereto, respectively), which are incorporated into this Item 5.02 by reference.
In addition and in connection with the announced changes in leadership, on November 7, 2024, the Compensation and Human Capital Committee of the Board approved the grant of special outperformance equity awards consisting of premium-priced stock options and time-vested restricted shares (the “Outperformance Awards”) for Messrs. Gansberg and Rajeh and Francois Morin, Executive Vice President, Chief Financial Officer and Treasurer of the Company. The grant date of the Outperformance Awards will be November 19, 2024.
The total grant date value of the Outperformance Awards will be $21 million for each of Messrs. Gansberg and Rajeh and $3 million for Mr. Morin. Seventy percent of the grant date value of the Outperformance Awards for Messrs. Gansberg and Rajeh will be in the form of premium-priced stock options and 30 percent of the grant date value will be in the form of time-vested restricted shares. In the case of Mr. Morin, 50 percent of the grant date value will be in the form of premium-priced options and 50 percent of the grant date value will be in the form of time-vested restricted shares.
The stock options component of the Outperformance Awards will have an exercise price equal to 1.685 times the closing price of the Company's common shares on the grant date and will vest in full on the third anniversary of the grant date. Once vested, the stock options will continue to be exercisable for the remainder of the ten-year option term, provided that the executive complies with non-competition, non-solicitation and other restrictive covenants accompanying the award. Each executive will be required to hold the net shares received on exercise for a period of two years, except in the event of the death or a change in control.
The restricted shares component of the Outperformance Awards for Messrs. Gansberg and Rajeh will vest in three, equal installments on the first through third anniversaries of the grant date, and the restricted shares component of the Outperformance Award to Mr. Morin will vest in full on the third anniversary of the grant date. Each executive will be required to hold the net shares received on vesting until the fifth anniversary of the grant date, except in the event of death or a change in control.

Item 7.01     Regulation FD Disclosure.
On November 7, 2024, the Company issued a press release announcing a (i) special cash dividend of $1.9 billion to common shareholders, representing $5.00 per outstanding common share payable on December 4, 2024 to common shareholders of record on November 18, 2024; and (ii) the appointments of Messrs. Gansberg and Rajeh as Presidents of the Company. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
ITEM 8.01    Other Events.
Preferred Share Dividends. On November 7, 2024, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding 13,200,000 depositary shares, each representing a 1/1000th interest in a share of 5.45% Non-Cumulative Preferred Shares, Series F, $0.01 per share (“Series F Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on December 31, 2024 to holders of record of the Series F Shares, as of December 15, 2024, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series F	12/31/24	9/30/24-12/30/24	$4,496,250	$0.340625

In addition, on November 7, 2024, the Board of ACGL declared dividends with respect to the outstanding 20,000,000 depositary shares, each representing a 1/1000th interest in a share of 4.55% Non-Cumulative Preferred Shares, Series G, $0.01 per share (“Series G Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on December 31, 2024 to holders of record of the Series G Shares, as of December 15, 2024, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series G	12/31/24	9/30/24-12/30/24	$5,687,500	$0.284375
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
10.1†	Amendment to Employment Agreement, dated as of November 7, 2024, between Arch U.S. MI Services Inc. and David Gansberg
10.2†	Amendment to Employment Agreement, dated as of November 7, 2024, between Arch Capital Group Ltd. and Maamoun Rajeh
99.1	Press Release, dated November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: November 8, 2024	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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